Exhibit T3E.5

NOTICE OF GUARANTEED DELIVERY

for

Landry’s Restaurants, Inc.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Landry’s Restaurants, Inc. (the “Company”) made pursuant to the Offering Memorandum, dated September 24, 2007 (the “Offering Memorandum”), if certificates for the outstanding 7.50% Senior Notes Due 2014 of the Company (the “Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”) prior to 5:00 P.M., New York City time, on Tuesday, October 23, 2007 (the “Expiration Date”) of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Offering Memorandum.

Delivery to:

U.S. BANK NATIONAL ASSOCIATION, EXCHANGE AGENT

By Registered or Certified Mail, Hand-delivery or Overnight Carrier:

U.S. Bank National Association

Specialized Finance Department

West Side Flats

60 Livingston Avenue

St. Paul, Minnesota 55107

By Facsimile:

651-495-8158

Attention: Brandi Steward

Confirm by Telephone: 651-495-4738

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Offering Memorandum and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure set forth in the section of the Offering Memorandum entitled “The Exchange Offer”

The Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Principal Amount of Old Notes Tendered:*

Certificate Number:

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number:

Total Principal Amount Represented by Old Notes Certificate(s):

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE SIGN HERE

Principal Amount at Maturity of Old Notes Tendered:*

Certificate Number(s) (if available):

If Old Notes will be delivered by book-entry transfer to the Depository Trust Company, provide account number.

Account Number:

Total Principal Amount at Maturity Represented by Old Notes Certificate(s):

Please Sign Here

X

X

SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY

Date:

Area Code and Telephone Number:

Please Print Name(s) and Address(es)

Name(s):

Capacity:

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Address(es):

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

*	Must be in denominations of principal amount at maturity of $1000 and any integral multiple thereof.

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the American Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the section of the Offering Memorandum entitled “The Exchange Offer — Procedures for Exchange”, together with one or more properly and duly executed Letters of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized signature)
Address:	Title:
Name:
(Zip Code)	(Please type or print)
Dated:
Area Code and Telephone No.

NOTE:	DO NOT SEND THE OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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